Exhibit 99.1
                                                     Press Release dated 6-30-09

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                 13 North Street, Litchfield, Connecticut 06759

NEWS RELEASE
For Immediate Release

          First Litchfield Financial Corporation Declares Cash Dividend

Litchfield, Connecticut--June 30, 2009--At their June 30 meeting, the Board of Directors of First Litchfield Financial Corporation (trading symbol FLFL.OB) (the "Company"), the holding company for The First National Bank of Litchfield (the "Bank"), declared a quarterly cash dividend of five cents ($0.05) per share. The dividend will be paid on July 31, 2009 to shareholders of record on July 15, 2009.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

                                 About the Bank

One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield has served the communities of northwestern Connecticut since 1814. It has nine full-service offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and two in Torrington. The Bank maintains a full-service Trust department that offers asset management, custody and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc. The Bank's subsidiary, First Litchfield Leasing Corporation, provides middle-market equipment leasing/financing to the commercial markets of Connecticut and Massachusetts. The Company's website address is www.fnbl.com.
Contact:   Joseph J. Greco, President and CEO, (860) 567-6438

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